INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of OrthoLogic Corp. on Form S-8 of our report dated February 1, 1996 appearing in the Annual Report on Form 10-K of OrthoLogic Corp. for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona

July 31, 1996